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                                                                   Exhibit 10.16


                             STOCKHOLDERS' AGREEMENT


         THIS STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of this 23rd day of February, 2001 by and among Lawson Software, Inc., a Delaware corporation (together with any predecessor or successor thereto, the "Company"), the investors listed under the heading "Investors" on the signature pages hereto (each, an "Investor" and collectively, the "Investors") and the stockholders of the Company listed under the heading "Founders" on the signature pages hereto, any other stockholder, warrantholder or optionholder who from time to time becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (each, a "Founder" and collectively, the "Founders").

         WHEREAS, the Founders are holders of 34,420,000 shares of the Company's Common Stock (as defined herein);

         WHEREAS, the Company and the Investors are simultaneously entering into a Stock Purchase and Exchange Agreement and a Senior Subordinated Convertible Note Purchase Agreement, each dated as of the date hereof (the "Purchase Agreements"), pursuant to which the Investors have agreed to purchase from the Company in accordance with the terms and conditions contained therein (i) shares of Series A Preferred Stock (as defined herein), which shares are convertible into Common Stock, and (ii) Convertible Notes (as defined herein), which Convertible Notes are convertible into (A) the Notes (as defined herein), and
(B) the Warrants (as defined herein); and

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transactions contemplated by the Purchase Agreements.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I  DEFINITIONS

         SECTION 1.1 CONSTRUCTION OF TERMS. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

         SECTION 1.2 NUMBER OF SHARES OF STOCK. Whenever any provision of this Agreement calls for any calculation based on a number of shares of Common Stock held by an Investor or a Founder, the number of shares deemed to be held by an Investor or a Founder shall be the total number of shares of Common Stock then owned by such Investor (and any of its Affiliates) or Founder, plus the total number of shares of Common Stock issuable upon conversion of any Series A Preferred Stock, Convertible Notes or other convertible securities or exercise of Warrants or any other vested options, warrants or subscription rights then owned by such Investor (and any of its Affiliates) or Founder or obtainable upon conversion of any such options, warrants or subscription rights.




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         SECTION 1.3 DEFINED TERMS. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

         An "AFFILIATE" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "COMMISSION" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "COMMON STOCK" means the Company's common stock, $0.01 par value per share, as authorized on the date of this Agreement and any other common equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "CONVERTIBLE NOTES" means the 12% Senior Subordinated Convertible Notes due February 23, 2006 issued on the date hereof in the initial principal amount of $10,000,000.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "NOTES" means the 12% Senior Subordinated Notes due February 23, 2006 in the initial principal amount of $9,990,000 issuable upon conversion of the Convertible Notes.

         "PERSON" means an individual, a corporation, an association, a partnership, a joint venture, a limited liability company, an unincorporated organization, an estate, a trust, and any other entity or organization, governmental or otherwise.

         "QUALIFIED PUBLIC OFFERING" means the Company's first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations, pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of the Company's Common Stock (i) at a price per share of Common Stock of not less than $8.25 (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like); (ii) with respect to which the Company receives aggregate net proceeds attributable to sales for the account of the Company (after deduction of underwriting discounts and commissions) of not less than $80,000,000; and (iii) with respect to which such Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market.




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         "QUALIFIED SALE" means each of the following: (i) a merger, consolidation or other transaction in which the holders of the Company's voting capital stock immediately prior to such transaction do not hold at least a majority of the voting capital stock of the Company or any successor entity immediately following such transaction; (ii) a sale of all or substantially all of the Company's voting capital stock to a third party not Affiliated with the Company or its stockholders; or (iii) a sale of all or substantially all of the Company's assets to a third party not Affiliated with the Company or its stockholders, provided that, in each case (A) such transaction values the Common Stock at a price per share of not less than $10.31 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like), (B) the Investors receive cash and/or unrestricted equity securities of a company, the equity securities of which trade on either the New York Stock Exchange or the Nasdaq National Market System, which securities so received are listed for trading on either the New York Stock Exchange or the Nasdaq National Market System and which securities have been registered under the Securities Act for immediate resale to the public by the recipients thereof in compliance with the Securities Act, and (C) the Investors are not required to provide any indemnification or to give any representations and warranties other than as to title to their Shares.

         "SECURITIES ACt" means the Securities Act of 1933, as amended from time to time or any similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "SERIES A PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

         "SHARES" means, at any time, (i) shares of Common Stock, (ii) shares of Series A Preferred Stock, (iii) Warrant Shares and (iv) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion or exercise of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization). At all times, the number of Shares issued and outstanding or held or to be voted by any Founder or Investor shall be calculated in accordance with Section 1.2.

         "TRANSFER" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

         "WARRANTS" means the warrants issuable upon conversion of the Convertible Notes.

         "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II  RESTRICTIONS ON TRANSFER; RIGHTS OF FIRST OFFER; CO-SALE RIGHTS

         SECTION 2.1 RESTRICTIONS ON TRANSFER. Each Founder agrees that he, she or it will not Transfer all or any portion of the shares of capital stock of the Company now owned or hereafter



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acquired by him, her or it, except in connection with, and strictly in compliance with the conditions of, any of the following:

                  (a) Transfers effected pursuant to Sections 2.2 and 2.3 hereof, in each case made strictly in accordance with the procedures set forth therein;

                  (b) Transfers effected pursuant to a Qualified Public Offering or a Qualified Sale;

                  (c) Transfers by such Founder to his or her spouse, children or grandchildren, to a trust of which he or she is the settlor and a trustee for the benefit of his or her spouse, children or grandchildren, or to a charitable organization, provided that the Transferee shall have executed a Joinder Agreement in the form of Exhibit A attached hereto; and

                  (d) Transfers upon the death of such Founder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Founder and his or her guardian or conservator, provided that the Transferee shall have executed a Joinder Agreement in the form of Exhibit A attached hereto.

         Any permitted Transferee described in the preceding clauses (c) or (d) shall be referred to herein as a "Permitted Transferee." Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any shares so Transferred subject to all provisions of this Agreement as if such shares were still held by the transferor, whether or not they so agree with the transferor and/or the Company. Without limitation of the foregoing, in connection with any otherwise permitted Transfer of shares of capital stock that are restricted shares and are subject to any stock restriction agreement, any Transferee of any such shares shall agree in writing to be bound by the terms of any such stock restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein.

         SECTION 2.2 RIGHT OF FIRST OFFER. Except for transfers pursuant to Sections 2.1(b), (c) or (d), in the event that any Founder or any Permitted Transferee of any Founder (a "Transferring Founder") desires to Transfer all or any portion of the Shares held by such Transferring Founder to a Person other than a Permitted Transferee (a "Buyer"), such Transferring Founder may, subject to the provisions of Section 2.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 2.2:

                  (a) Such Transferring Founder shall deliver a written notice (the "Offer Notice") of its desire to Transfer all or a portion (as stated in such notice) of the Shares held by such Transferring Founder to the Investors and the Company and shall otherwise comply with the provisions of this Section 2.2 and, if applicable, Section 2.3. The Offer Notice shall specify (i) the number of Shares that the Transferring Founder desires to Transfer (the "Offered Shares"), (ii) the consideration per share that the Transferring Founder desires to be paid for the Offered Shares and (iii) all other material terms and conditions pursuant to which the Transferring Founder desires to Transfer the Offered Shares. The Transferring Founder's Offer Notice shall constitute an irrevocable offer to sell all such shares to the Investors or the



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         Company, as applicable, on the basis described below at a purchase price equal to the price contained in, and on the same terms as set forth in, the Offer Notice.

                  (b) The Investors shall have the right (the "Right of First Offer") to accept the offer to purchase all of the Offered Shares for the cash consideration per share and on the terms and conditions specified in the Offer Notice. Each Investor shall then have the right to accept the offer to purchase up to that number of Offered Shares covered by the Offer Notice as shall be equal to the product obtained by multiplying (i) the total number of Offered Shares by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor on the date of the Offer Notice (as determined in accordance with Section 1.2 hereof) and the denominator of which is the total number of shares of Common Stock then held by all of the Investors on the date of the Offer Notice (as determined in accordance with Section 1.2 hereof), subject to increase as hereinafter provided. The number of shares that each such Investor is entitled to purchase under this Section 2.2 shall be referred to as a "ROFO Fraction." In the event any such Investor does not wish to purchase its ROFO Fraction, then all other Investors who so elect shall have the right to exercise the Right of First Offer, on a pro rata basis with all who so elect (as hereinafter provided), with respect to the ROFO Fraction not purchased by such Investor, provided, that such Investors, as a group, shall only be permitted to purchase all or none of the Offered Shares. Each Investor shall have the right to elect to exercise the Right of First Offer by giving notice of such election to the Transferring Founder within twenty (20) days after receipt of the Offer Notice (the "ROFO Option Period"), which notice (a "Purchase Election") shall indicate the maximum number of shares subject thereto which such Investor is willing to purchase in the event fewer than all Investors elect to purchase their ROFO Fractions. The Transferring Founder shall then deliver within five (5) business days of the expiration of the ROFO Option Period, written notice to each Investor that delivered a Purchase Election indicating the number of Offered Shares that such Investor shall be entitled to purchase. The closing for any purchase of Offered Shares by the Investors hereunder shall take place within thirty (30) days after the expiration of the ROFO Option Period.

                  (c) In the event that the Investors do not elect to exercise the Right of First Offer with respect to all of the Offered Shares, the Offered Shares shall be offered to the Company pursuant to the terms of that certain Amended and Restated Agreement for Purchase of Capital Stock of Lawson Associates, Inc., dated as of October 31, 2000, by and between the Company and certain shareholders of the Company, attached hereto as Exhibit B (the "Old Agreement"). In the event that the Company does not elect to exercise its option to purchase and redeem all or any of the Offered Shares, the Transferring Founder may sell all of the Offered Shares not elected to be purchased by the Company (the "Remaining Shares") to a Buyer at a cash price per share not less than the price per share set forth in the Offer Notice, and on terms and conditions not more favorable to the Buyer than those set forth in the Offer Notice, subject to the provisions of Section 2.3. If the Transferring Founder's Transfer to the Buyer is not consummated in accordance herewith within the time limitation set forth in Section 2.5 of the Old Agreement, then the proposed Transfer of the Offered Shares to the Buyer shall be deemed to lapse, and any Transfers of shares to such Buyer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Founder sends a new Offer Notice and once again complies with the provisions of this Section 2.2 with respect to such proposed Transfer.



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                  (d) The Company agrees to subordinate its option to purchase the Offered Shares set forth under Section 2.1 of the Old Agreement to the Investors' Right of First Offer set forth hereunder.

         SECTION 2.3 CO-SALE OPTION. In the event that any Transferring Founder proposes to Transfer all or any portion of such Transferring Founder's Shares to a Buyer, and the Rights of First Offer under Section 2.2 above are not exercised with respect to all or any of the Offered Shares proposed to be sold, such Transferring Founder may Transfer any Remaining Shares (a "Proposed Transaction") only pursuant to and in accordance with the following provisions of this Section 2.3:

                  (a) As soon as practicable following the expiration of the Company Option Period, and in no event later than five (5) business days thereafter, the Transferring Founder shall provide notice to each of the Investors (the "Co-Sale Notice") of its right to participate in the Proposed Transaction on a pro rata basis with the Transferring Founder (the "Co-Sale Option"). To the extent one or more Investors exercise their Co-Sale Option in accordance with this Section 2.3, the number of Offered Shares that the Transferring Founder may Transfer in connection with the Proposed Transaction shall be correspondingly reduced.

                  (b) Each of the Investors shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the "Co-Sale Acceptance Notice") to the Transferring Founder within ten (10) business days after receipt by such Investor of the Co-Sale Notice (the "Co-Sale Election Period"). Each Co-Sale Acceptance Notice shall indicate the maximum number of Shares subject thereto which the Investor wishes to sell, including the number of Shares it would sell if one or more other Investors do not elect to participate in the sale. Any Investor holding Series A Preferred Stock or Warrants shall be permitted to sell to the relevant Buyer in connection with any exercise of the Co-Sale Option, at its option, (i) shares of Common Stock acquired upon conversion of such Series A Preferred Stock or exercise of such Warrants, or (ii) shares of Series A Preferred Stock or Warrants.

                  (c) Each Investor shall have the right to sell a portion of its Shares in connection with the Proposed Transaction which is equal to or less than the product obtained by multiplying (i) the total number of Offered Shares by (ii) a fraction, the numerator of which is the total number of shares of Common Stock held by such Investor on the date of the Co-Sale Notice (as determined in accordance with Section
         1.2 hereof) and the denominator of which is the total number of shares of Common Stock then held by the Transferring Founder and the Investors on the date of the Co-Sale Notice (as determined in accordance with Section 1.2 hereof). In the event any Investor does not elect to sell the full amount of such Shares which such Investor is entitled to sell pursuant to this Section 2.3, then any Investors who have elected to sell Shares shall have the right to sell, on a pro-rata basis (based on the number of Shares held by each such Investor) with any other Investors and up to the maximum number of Shares stated in each such Investor's Co-Sale Acceptance Notice, any Shares not elected to be sold by such Investor.

                  (d) Within ten (10) days after the expiration of the Co-Sale Election Period, the Transferring Founder shall notify each Investor of the number of Shares held by such Investor that will be included in the sale and the date on which the Proposed Transaction will be



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         consummated, which shall be no later than the later of (i) ninety (90)
         days after the expiration of the ROFO Option Period and (ii) five (5) days after the satisfaction of any governmental approval or filing requirements necessary in connection with such Proposed Transaction, if any.

                  (e) Any Investor may effect its participation in any Proposed Transaction hereunder by delivery to the Buyer, or to the Transferring Founder for delivery to the Buyer, of one or more instruments or certificates, properly endorsed for Transfer, representing the Shares it elects to sell therein, provided that each Investor's liability with respect to such representations and warranties shall not exceed the value of the proceeds received by such Investor upon consummation of the Proposed Transaction. At the time of consummation of the Proposed Transaction, the Buyer shall remit directly to each such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). No Shares may be purchased by the Buyer from the Transferring Founder unless the Buyer simultaneously purchases from the participating Investors all of the Shares that they have elected (and are entitled) to sell pursuant to this Section 2.3.

                  (f) Any Offered Shares held by a Transferring Founder that are the subject of a Proposed Transaction and that the Transferring Founder desires to Transfer following compliance with this Section 2.3 may be sold to the Buyer only during the period specified in Section 2.3(d), and only on terms and conditions not more favorable to the Buyer than those contained in the Offer Notice. Promptly after such Transfer, the Transferring Founder shall notify each participating Investor of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Transfer and of the terms thereof as may reasonably be requested by any such Investor. So long as the Buyer is neither a party, nor an Affiliate of a party, to this Agreement, such Buyer shall take the shares so Transferred free and clear of any further restrictions of this Article II. In the event that the Proposed Transaction is not consummated within the period required by Section 2.3(d) hereof or the Buyer fails timely to remit to each such Investor its portion of the sale proceeds, the Proposed Transaction shall be deemed to lapse, and any Transfers of Shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Founder once again complies with the provisions of Sections 2.1, 2.2 and 2.3 hereof with respect to such Proposed Transaction.

         SECTION 2.4 PROHIBITED TRANSFERS. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio, and the Company shall have the right to refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Without limitation of the foregoing, each of the Investors and the Founders further agrees that the provisions of Section 5.9 shall apply in the event of any violation or threatened violation of this Agreement.

         SECTION 2.5 ASSIGNMENT OF RIGHTS. Each Investor shall have the right to assign its rights under this Article II to a Transferee of Series A Preferred Stock, Convertible Notes, or Warrants, and shall further have the right to assign and transfer such Investor's Right of First Offer under Section 2.2 to
(a) any other Investor, (b) any investment fund or entity managed by



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or associated or affiliated with any Investor, or (c) any Transferee of not less than 33% of the number of Shares originally acquired by such Investor pursuant to the Purchase Agreements; provided, that such Transferee shall be deemed within the definition of "Investor" for purposes of this Article II and must consent in writing to be bound by the terms and conditions of this Article II to acquire the rights granted hereunder.

ARTICLE III  RIGHTS TO PURCHASE

         SECTION 3.1 RIGHT TO PARTICIPATE IN CERTAIN SALES OF ADDITIONAL SECURITIES. The Company agrees that it will not sell or issue: (a) any shares of capital stock of the Company, (b) securities convertible into or exercisable or exchangeable for capital stock of the Company or (c) options, warrants or rights carrying any rights to purchase capital stock of the Company, unless the Company first submits a written notice to each Investor identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Investors do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company's offer pursuant to this Section 3.1 shall remain open and irrevocable for a period of thirty (30) days following receipt by the Investors of such written notice.

         SECTION 3.2 INVESTOR ACCEPTANCE. Each Investor may elect to purchase the securities so offered by giving written notice thereof to the Company within such 30-day period, including in such written notice the maximum number of shares of capital stock or other securities of the Company that the Investor wishes to purchase, including the number of such shares it would purchase if one or more other Investors do not elect to purchase their respective Pro Rata Allotments.

         SECTION 3.3 CALCULATION OF PRO RATA ALLOTMENT. Each Investor's "Pro Rata Allotment" of such securities shall be based on the ratio which the number of Shares owned by such Investor bears to all of the issued and outstanding Shares as of the date of such written offer. If one or more Investors do not elect to purchase their respective Pro Rata Allotment, each of the electing Investors may purchase such shares on a pro rata basis, based upon the relative holdings of Shares of each of the electing Investors in the case of over-subscription.

         SECTION 3.4 SALE TO THIRD PARTY. Any securities so offered that are not purchased by the Investors pursuant to the offer set forth in Section 3.1 above may be sold by the Company, but only on terms and conditions not more favorable than those set forth in the notice to Investors, at any time within sixty (60) calendar days following the termination of the above-referenced 30-day period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 60-day period without renewed compliance with this Article III.

         SECTION 3.5 EXCEPTIONS TO PRE-EMPTIVE RIGHTS. Notwithstanding the foregoing, the right to purchase granted under this Article III shall be inapplicable with respect to the issuance of (a) up to an aggregate of 27,610,309 shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution,



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stock dividend or similar event) issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted to employees, officers, directors or consultants of the Company pursuant to the Company's 1996 and 2001 Stock Option Plans, as in effect on the date hereof, (b) shares of Common Stock issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted to employees, officers, directors or consultants of the Company under any other stock option plan adopted after the date hereof and unanimously approved by the Board of Directors, (c) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Shares;
(d) shares of Common Stock issued upon conversion of, or as a dividend on, the Series A Preferred Stock; (e) the Convertible Notes or the Warrants; (f) the Warrant Shares issued upon exercise of the Warrants, (g) shares of Common Stock issued pursuant to a Qualified Public Offering, or (h) up to 1,650,000 shares of Common Stock issued upon exercise of any other warrants of the Company outstanding as of the date hereof.

         SECTION 3.6 ASSIGNMENT OF RIGHTS. Each Investor shall have the right to assign its rights under this Article III to a Transferee of Series A Preferred Stock, Convertible Notes, or Warrants, and shall further have the right to assign and transfer such Investor's right to accept any particular offer under
Section 3.1 to (a) any other Investor, (b) any investment fund or entity managed by or associated or affiliated with any Investor, or (c) any Transferee of not less than 33% of the number of Shares originally acquired by such Investor pursuant to the Purchase Agreements; provided that any such Transferee shall be deemed within the definition of an "Investor" for purposes of this Article III.

ARTICLE IV  ELECTION OF DIRECTORS

         SECTION 4.1 BOARD COMPOSITION.

                  (a) Each Founder (including any Permitted Transferees) agrees to vote all of his, her or its shares of the Company's capital stock having voting power (and any other shares over which he, she or it exercises voting control) in connection with the election of directors of the Company and to take such other actions as are necessary so as to elect and continue in office as a director, one (1) individual designated by TA Associates, Inc. ("TA Associates"), who shall initially be David S.B. Lang (the "Investor Nominee").

                  (b) Each Founder agrees to vote all of his, her or its shares of the Company's capital stock having voting power (and any other shares over which he, she or it exercises voting control) for the removal of the Investor Nominee upon the request of TA Associates and for the election to the Board of Directors of the Company of a substitute nominated by such party in accordance with the provisions of
         Section 4.1(a) hereof; provided, however, that in the event after the date hereof TA Associates elects to replace the individual designated at any time as the Investor Nominee, TA Associates will submit to the Company the names of three potential designees associated with TA Associates and the Company may select from such designees a new Investor Nominee. Each Founder further agrees to vote all of his, her or its shares of the Company's capital stock having voting power (and any other shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company occurring for any reason shall be filled only in accordance with the provisions of this
         Article IV.




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                  (c) For so long as any Investor Nominee is a director of the
         Company, such Investor Nominee shall comply with the stock trading policies and windows then applicable to the Company's directors and executive officers.

         SECTION 4.2 COMMITTEES OF THE BOARD. The Investor Nominee shall be named to the Company's Audit Committee (which shall be charged with reviewing the Company's financial statements and accounting practices) and Compensation Committee (which shall be charged with exclusive authority over all compensation and employee stock and options matters).

         SECTION 4.3 OBSERVER RIGHTS. In addition to the Investors' right to nominate an Investor Nominee to serve on the Board of Directors of the Company, St. Paul Venture Capital VI, LLC may designate one individual (the "Observer") to attend all meetings of the Board of Directors (and any committees thereof) in a non-voting observer capacity, which Observer shall be Michael Gorman for so long as Mr. Gorman is affiliated with St. Paul Venture Capital; provided, that if Mr. Gorman is no longer so affiliated and St. Paul Venture Capital determines at such time to designate a successor individual to serve as the Observer, the designation of such other individual shall be subject to the Company's prior approval, which approval shall not be unreasonably withheld. Subject to the Board of Director's right to preserve attorney-client privilege during Board of Directors or committee meetings at which the Company's counsel is present, the Observer shall be entitled to attend all meetings and to receive all notices, reports, presentations and materials provided to the Board of Directors as a whole.
         SECTION 4.4 ASSIGNMENT. Each Founder agrees, as a condition to any Transfer of his, her or its shares, to cause the Transferee to agree to the provisions of this Article IV, whereupon such Transferee shall be subject to the provisions hereof. Each Investor agrees to cause any Transferee of its shares to agree, and in the event of such Transferee's election to change or replace the individual designated and appointed by them as the Investor Nominee or otherwise as a director of the Company, such Transferee will submit to the Company the names of three potential designees and the Company may select from such designees a new Investor Nominee.

ARTICLE V  GENERAL

         SECTION 5.1 AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company, the Founders holding not less than a majority of the outstanding Shares then held by the Founders (with respect to Section 2 only) and the Investors holding not less than a majority of the outstanding Shares then held by the Investors; provided, that any party may waive any provision hereof intended for its benefit by written consent.

         SECTION 5.2 LEGEND ON SECURITIES. The Company, each of the Investors and each of the Founders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor or a Founder:

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 23, 2001, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         SECTION 5.3 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile transmission with receipt acknowledged, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, in each case with oral confirmation to the notice recipient, to the following addresses: if to the Company, at its address as shown on the signature pages hereto, or at any other address designated by the Company to the Investors and the other parties hereto in writing; and if to a Founder or Investor, at his, her or its addresses as shown on the signature pages hereto, or at any other address designated by such Founder or Investor to the Company or the other parties hereto in writing.

         SECTION 5.4 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Minnesota without giving effect to the conflict of laws principles thereof.

         SECTION 5.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

         SECTION 5.6 EFFECT OF HEADINGS. The Section headings here in one for convenience only and shall not affect the construction hereof.

         SECTION 5.7 INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Term Sheet dated December 22, 2000 between the Company and the Investors in respect of the transactions contemplated herein. For the sake of clarity, the Old Agreement, attached as Exhibit B, shall continue in full force and effect, as modified by this Agreement.

         SECTION 5.8 DISPUTE RESOLUTION.

                  (a) All disputes, claims, or controversies arising out of or relating to this Agreement, or the negotiation, breach, termination, validity or performance hereof or the transactions contemplated hereby and thereby, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor. The arbitration shall be held in Chicago, Illinois before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

                  (b) The parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert, and a summary of the expert's opinions and the basis for said opinions. The arbitrator's decision and award shall be made and delivered within six
         (6) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages in connection with such arbitration.

                  (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees, costs and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. In the case of temporary or preliminary injunctive relief, any party may proceed in court prior to, during or after arbitration for the limited purpose of avoiding immediate and irreparable harm, provided, that the right to equitable relief by a court is not intended to derogate from this arbitration procedure.

                  (d) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, breach, termination ,validity or performance hereof or the transactions contemplated hereby and further consents to the sole and exclusive jurisdiction of any United States District Court of competent jurisdiction for the purposes of enforcing the arbitration provisions of this Section 5.8 and the award or decision in any such proceeding. Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

         SECTION 5.9 REMEDIES; SEVERABILITY. Notwithstanding Section 5.8, it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         SECTION 5.10 LOCK UP AGREEMENT. If the Company shall consummate a Qualified Public Offering under the Securities Act and the managing underwriter for such offering shall so request, then none of the Founders, the parties set forth on Schedule I attached hereto (the "Founder Family Members"), or the Investors shall sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Shares (other than those Shares included in such offering, if any) without the prior written consent of such managing underwriter for a period of time reasonably designated by such managing underwriter, which period shall not begin more than ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement (the "Lockup Period"); provided, that if any executive officer of the Company or any of the Founders or Founder Family Members is permitted to sell any Shares prior to the expiration of the Lockup Period, then the Investors shall also be permitted to do so on a pro-rata basis, based on the number of Shares held on a fully diluted, as converted basis.

         SECTION 5.11 ADJUSTMENT. All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of the Company.

         SECTION 5.12 TERM. This Agreement, other than the provisions of Section 5.4, Section 5.8 and Section 5.10 hereof, shall terminate upon the closing by the Company of the earlier of a Qualified Public Offering or Qualified Sale, or upon a redemption by the Company of all outstanding shares of the Series A Preferred Stock, provided, however, that, if earlier than the closing of a Qualified Public Offering or Qualified Sale, the provisions contained in Article IV hereof shall terminate on the date that the Investors own an aggregate number of Shares representing fewer than 10% of the aggregate number of Shares originally issued to them pursuant to the Purchase Agreements.

         IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date first above written.


COMPANY:                               LAWSON SOFTWARE, INC.


                                       By: /s/ Robert Barbieri
                                          --------------------------------------
                                           Name:
                                           Title:


FOUNDERS:                              CERULLO FAMILY LIMITED PARTNERSHIP


                                       By: /s/ John J. Cerullo
                                          --------------------------------------
                                           Name:
                                           Title:


                                       LAWSON FAMILY INVESTMENT COMPANY, LTD.


                                       By: /s/  H. Richard Lawson
                                          --------------------------------------
                                           Name:
                                           Title:


                                       LAWSON FAMILY LIMITED PARTNERSHIP


                                       By: /s/ William B. Lawson
                                          --------------------------------------
                                           Name:
                                           Title:

INVESTORS:                             TA IX, L.P.


                                       By: TA Associates IX LLC,
                                           its General Partner


                                       By: TA Associates, Inc., its Manager


                                       By: ***
                                          --------------------------------------
                                           Name:
                                           Title:


                                       TA/ATLANTIC AND PACIFIC IV L.P.


                                       By: TA Associates AP IV L.P.,
                                           its General Partner


                                       By: TA Associates, Inc.,
                                           its General Partner


                                       By: ***
                                          --------------------------------------
                                           Name:
                                           Title:


                                       TA EXECUTIVES FUND LLC


                                       By: TA Associates, Inc., its Manager


                                       By: ***
                                          --------------------------------------
                                           Name:
                                           Title:


                                       TA INVESTORS LLC


                                       By: TA Associates, Inc., its Manager


                                       By: ***
                                          --------------------------------------
                                           Name:
                                           Title:


                                       *** /s/ David S.B. Lang
                                          --------------------------------------
                                           Name:   David S.B. Lang
                                           Title:  Authorized Signatory


                                       ST. PAUL VENTURE CAPITAL VI, LLC


                                       By: SPVC Management VI, LLC,
                                           its Managing Member


                                       By: /s/ Michael Gorman
                                          --------------------------------------
                                           Name:
                                           Title: